Exhibit 16.1

MOORE & ASSOCIATES, CHARTERED
  ACCOUNTANTS AND ADVISORS
      PCAOB REGISTERED


August 6, 2009

U. S. Securities and Exchange Commission
450 Fifth Street NW
Washington DC  20549

Re: Mondas Minerals Corp.

Dear Sirs:

We were previously the principal auditors for Mondas Minerals Corp. and we reported on the financial statements of Mondas Minerals Corp. for the period from inception, April 28th, 2008 to April 24th, 2009. We have read Mondas Minerals Corp. statements under Item 4 of its Form 8-K, dated August 6th, 2009, and we agree with such statements.

For the most recent fiscal period through to August 6, 2009, there have been no disagreements between Mondas Minerals Corp. and Moore & Associates, Chtd. on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreement, if not resolved to the satisfaction of Moore & Associates, Chtd. would have caused it to make a reference to the subject matter of the disagreement in connection with its reports.

Yours truly,


/s/ Moore & Associates, Chartered
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Moore & Associates, Chartered
Las Vegas, Nevada




                 6490 West Desert Inn Road, Las Vegas, NV 89146
                        (702) 253-7499 Fax (702) 253-7501